Exhibit 5.1


Guzov, Steckman & Ofsink, LLC
600 Madison Avenue, 22nd Floor
New York, New York  10022

November 13, 2001


Western Media Group Corporation
69 Mall Drive
Commack, New York 11725

Gentlemen:

           We have acted as counsel for Western Media Group Corporation (the "Company") in connection with the (a) registration under the Securities Act of 1933, as amended (the "Act"), of up to 7,420,000 shares of the Company's $.001 par value per share Common Stock (the "Securities") which are issuable by the Company pursuant to certain consulting agreements between the Company and Munish
K. Rametra, Ray Vuono and James Rose (the "Consulting Agreements") and option grants pursuant to the Consulting Agreements (the "Options") and (b)the registration under the Act for resale of up to 7,420,000 shares of such Securities (the "Selling Shareholders' Shares") which may be resold by or for the account of the individuals with whom the Company has entered into the Consulting Agreements (the "Selling Shareholders").

           In connection with the opinions we express, we have examined the following documents (or true copies thereof): the Company's Certificate of Incorporation, the Company's By-Laws, the Consulting Agreements, the minutes of actions heretofore taken by the Company's stockholders and directors, the Registration Statement on SEC Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission and such other documents as we deemed necessary or appropriate under the circumstances.

           In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as


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originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers and representatives of the Company.

            Based upon the foregoing, we are of the opinion that:

1. The Securities, when issued pursuant to the Consulting Agreements or upon exercise of the Options, will be validly authorized and, when the pertinent provisions of the Securities Act of 1933 and such "blue sky" and securities laws as may be applicable have been complied with, such Securities will be validly issued, fully paid and nonassessable.

2. Subject to the provisos that (a) the Selling Shareholders make full payment for their respective Selling Shareholders' Shares in connection with the exercise of Options; and (b) the reoffer prospectus contained in the Registration Statement shall be timely delivered in connection with the reoffer and sale by or for the account of the Selling Shareholders, the shares of Common Stock to be sold by the Selling Stockholders shall be, when sold by the Selling Shareholders, validly issued, fully paid and non-assessable.

           We express no opinion as to compliance with the securities or "blue sky" laws of any state in which the Securities are proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of the issuance of the Securities.

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

           Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above. The foregoing opinions relate only to matters of the internal law of the State of Minnesota without reference to conflict of laws and to matters of federal law, and we do not purport to express any opinion on the laws of any other jurisdiction. We assume no obligation to supplement this opinion if, after the date hereof, any applicable laws change, or we become aware of any facts that might change our opinions, as expressed herein.

           The opinions expressed herein may be relied upon by the Company in connection with the registration of the Securities, as contemplated by, and in conformity with, the Registration Statement and the reoffer prospectus contained therein. With the exception of the foregoing, the opinions expressed herein may not be relied upon by any other person without our prior written consent.


                                            Very truly yours,

                                            /s/ Guzov, Steckman & Ofsink, LLC
                                            ---------------------------------
                                            Guzov, Steckman & Ofsink, LLC